                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Human Genome Sciences, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                          HUMAN GENOME SCIENCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 20, 1998

To the Stockholders of Human Genome Sciences, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Human Genome Sciences, Inc., a Delaware corporation (the "Company"), will be held at the University of Maryland System, Shady Grove Center, 9640 Gudelsky Drive, Rockville, Maryland 20850-3480 on Wednesday, May 20, 1998 at 9:00 a.m., local time, for the following purposes:

         1.      To elect three directors for a three year term ending in 2001.

         2. To approve an increase in the number of shares of common stock available under the 1994 Stock Option Plan of the Company.

         3. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants.

         4. To act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors of the Company has fixed the close of business on April 1, 1998 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company's corporate headquarters during business hours for a period of ten days prior to the Annual Meeting.

         Your attention is directed to the attached Proxy Statement and to the enclosed Annual Report of the Company for the fiscal year ended December 31, 1997.

                                            By Order of the Board of Directors,

                                            James H. Davis, Secretary

Rockville, Maryland
April 15, 1998

         EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                          HUMAN GENOME SCIENCES, INC.
                              9410 KEY WEST AVENUE
                         ROCKVILLE, MARYLAND 20850-3338

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is being furnished to stockholders of Human Genome Sciences, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the University of Maryland System, Shady Grove Center, 9640 Gudelsky Drive, Rockville, Maryland on Wednesday, May 20, 1998 at 9:00 a.m., local time, and at any adjournments thereof.

SOLICITATION

         The solicitation is being made primarily by the use of the mails, but directors, officers, and employees may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company, and no compensation will be paid by the Company in connection with the solicitation of proxies, except that the Company may reimburse the brokers, custodians, nominees, and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners.

         This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about April 15, 1998.

REVOCATION OF PROXIES

         A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

         The close of business on April 1, 1998 has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 22,370,639 shares of common stock, $0.01 par value per share ("Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. There is no cumulative voting for the election of directors.

         The presence, in person or by proxy, of at least a majority of the total numbers of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

         All outstanding shares of the Company's Common Stock represented by properly executed and unrevoked proxies received in the accompanying form in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors (i) vote for the election of the named director nominees, (ii) withhold authority to vote for all such director nominees, or
(iii) vote for the election of all of such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by striking a line through such nominee's name on the proxy. A stockholder may, with respect to each other matter specified in the notice of meeting (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or (iii) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given, the shares will be voted FOR the election of the named director nominees, FOR the increase in the number of authorized shares of Common Stock available under the 1994 Stock Option Plan of the Company, and FOR the ratification of Ernst & Young LLP as the Company's independent public accountants.

         A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Stock. The shares subject to any such proxy that are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

         The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. Accordingly, if a quorum is present at the annual meeting, the three persons receiving the greatest number of votes will be elected to serve as directors. Therefore, withholding authority to vote for a director(s) and non-voted shares with respect to the election of directors will not affect the outcome of the election of directors. On all other matters, including approval of the amendment to the Company's 1994 Stock Option Plan and approval of the selection of Ernst & Young LLP as the Company's independent public accountants, the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to approve such matter. Therefore, withholding authority to vote on such matters will have the same effect as voting against such matters. Under Delaware law, abstentions are generally considered as shares entitled to vote and thus have the same effect as a vote against such matter.

         The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the ownership of Common Stock of the Company as of April 1, 1998, unless otherwise indicated, by
(i) all stockholders known by the Company to beneficially own more than five percent of the outstanding Common Stock, (ii) each of the directors and nominees for director, (iii) each executive officer of the Company including those named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)           Number of Shares Owned          Percent Owned
---------------------------------------           ----------------------          -------------

Sid R. Bass and Lee M. Bass Group                              3,158,766(2)          14.3%
  201 Main Street
  Fort Worth, Texas  76201-3131

Reliance Financial Services Corporation                        1,536,624(3)           6.9%
  Park Avenue Plaza
  New York, New York  10055

Joshua Ruch                                                    1,220,681(4)           5.5%
  c/o Rho Management Company, Inc.
  Cedar Ridge Road
  Bedminster, New Jersey  07921

Wellington Management Company, LLP                             1,614,830(5)           7.2%
  75 State Street, 19th Floor
  Boston, MA  02109

Directors, Nominees, and Executive Officers
-------------------------------------------

William A. Haseltine, Ph.D.                                    1,166,721(6)           5.2%
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Robert A. Armitage                                                     None
  c/o Vinson & Elkins L.L.P.
  1455 Pennsylvania Avenue, N.W.
  Washington, D.C.  20004

Susan Bateson McKay                                                4,000(7)            *
  c/o Human Genome Sciences
  9410 Key West Avenue
  Rockville, Maryland  20850

Melvin D. Booth                                                  101,400(8)            *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

James H. Cavanaugh, Ph.D.                                        306,081(9)           1.4%
  c/o HealthCare Investment Corp.
  44 Nassau Street
  Princeton, New Jersey  08542

James H. Davis, Ph.D., J.D.                                       18,750(10)           *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Jurgen Drews, M.D.                                                  None(11)
  c/o Hoffmann-La Roche
  340 Kingsland Street
  Nutley, New Jersey  07110

Beverly Sills Greenough                                           12,000(12)           *
  211 Central Park West, #4-F
  New York, New York  10024

Robert Hormats                                                     6,250(13)           *
  c/o Goldman Sachs & Co.
  85 Broad Street
  New York, New York  10128

Donald D. Johnston                                                77,000(14)           *
  18 Oyster Shell Lane
  Hilton Head, South Carolina  29926

Max Link, Ph.D.                                                    6,500(15)           *
  Tobelhofstr, 30
  8044 Zurich, Switzerland

Arthur M. Mandell                                                 37,250(16)           *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Steven C. Mayer                                                   36,250(17)           *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Craig A. Rosen, Ph.D.                                            205,401(18)           *
  c/o Human Genome Sciences, Inc.
  9410 Key West Avenue
  Rockville, Maryland  20850

Alan G. Spoon                                                      2,000(19)           *
  c/o The Washington Post Company
  1150 15th Street
  Washington, D.C.  20071

James B. Wyngaarden, M.D.                                         22,750(20)           *
  2 Heath Place
  Durham, North Carolina  27705

All directors and executive officers as a group                2,002,353(21)          8.8%
(16 persons)

-------------------------
         * Percentage is less than 1% of the total number of outstanding shares of the Company's Common Stock.

         (1) Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

         (2) As reported on a Schedule 13D filed by Sid R. Bass and Lee M. Bass and 27 related and affiliated entities on August 11, 1997. In some cases the entities have sole voting and investment power over their respective shares of the Company's Common Stock; in other cases the entities share voting and/or investment power with other entities in the group.

         (3) As chief executive officer and controlling stockholder of general partner of Rho Management Partners L.P. ("Rho"), the investment advisor to Rho Management Trust III, Joshua Ruch may be deemed to share voting and investment control with Rho over shares registered in the name of Rho Management Trust III, and therefore be considered a beneficial owner of such shares. Includes an additional 205,266 shares held directly or indirectly by Joshua Ruch individually or for the account of family members, and 2,500 held by a foundation of which Joshua Ruch serves as a trustee.

         (4) As reported on a Schedule 13D filed by Reliance Financial Services Corporation as of August 7, 1997.

         (5) As reported on a Schedule 13G filed by Wellington Management Co., LLP as of February 9, 1998.

         (6) Includes 100,834 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 15,500 shares of Common Stock owned by Dr. Haseltine's wife, as to which Dr. Haseltine disclaims beneficial ownership, and 519,166 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

         (7) Includes 4,000 shares of Common Stock issuable upon exercise within 60 days. Does not include 32,000 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

          (8) Includes 100,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 275,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

         (9) Includes 198,106 and 58,061, respectively, shares of Common Stock owned by HealthCare Ventures III L.P., ("HCV III") and HealthCare Ventures IV L.P., ("HCV IV"), respectively. Dr. Cavanaugh is general partner of HealthCare Partners III L.P., ("HCP III") and HealthCare Partners IV L.P., ("HCP IV"), the general partners of HCV III and HCV IV, respectively.

         (10) Includes 18,750 shares of Common Stock issuable upon exercise of options exercisable within 60 days. Does not include 151,250 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

         (11) Does not include 10,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

         (12) Includes 11,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 2,250 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

         (13) Includes 4,250 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 9,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

         (14) Includes 20,609 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days.

         (15) Includes 2,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 6,750 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

         (16) Includes 36,250 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 133,750 shares of Common Stock issuable upon exercise of options held that are not exercisable within 60 days.

         (17) Includes 36,250 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 148,750 shares of Common Stock issuable upon exercise that are not exercisable within 60 days.

         (18) Includes 63,522 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 36,000 shares of Common Stock held in trust for Dr. Rosen's minor children, as to which Dr. Rosen disclaims beneficial ownership. Does not include 155,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

         (19) Does not include 10,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

         (20) Includes 22,250 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 9,750 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

         (21) Includes 419,715 shares of Common Stock issuable upon exercise of options and warrants that are exercisable within 60 days. Does not include 1,462,666 shares issuable upon exercise of options that are not exercisable within 60 days.


                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.         ELECTION OF DIRECTORS

     At the Company's 1997 annual meeting, the stockholders approved an amendment to the Company's Charter creating a classified Board of Directors which is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, and with each class having a three-year term (other than the directors elected at the 1997 annual meeting, which were elected for one, two, and three-year terms, as applicable, in order to initiate classification of the directors). The Board of Directors is currently composed of twelve members. On August 12, 1997, pursuant to the Company's Charter and Bylaws, the Board of Directors increased the number of authorized directors of the Company to twelve and elected Jurgen Drews, M.D., as a director of the Company.

     One class of directors, the Class III directors, consisting of Robert A. Armitage, Dr. Drews, Donald D. Johnston, and James B. Wyngaarden, M.D., has a term of office expiring at the Annual Meeting, and until their successors shall be elected and qualified. Mr. Johnston has informed the Board of his desire not to be elected to the Board for another term. Mr. Armitage, Dr. Drews and Dr. Wyngaarden have each been nominated for a three-year term expiring at the annual meeting of stockholders in 2001 and until their successors shall be elected and qualified.

     Joshua Ruch, who was elected as a Class I director to the Board of Directors at the 1997 annual meeting of stockholders for a term expiring in 2000, resigned as a director of the Company as of February 11, 1998. The Company's Charter and Bylaws provide that vacancies on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors then in office. On February 11, 1998, pursuant to the Company's Charter and Bylaws, the Board of Directors elected Mr. Alan G. Spoon to the Board to fill the vacancy left by Mr. Ruch. Mr. Spoon's term as a director will run the same length as Mr. Ruch's, and will therefore expire in 2000 and at such time as his successor shall be elected and qualified.

     The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board of Directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

     Set forth below is information concerning the nominees for election and those directors whose term continues beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM
EXPIRING AT THE 2001 ANNUAL MEETING

                                                DIRECTOR              PRINCIPAL OCCUPATION AND BUSINESS
        NOMINEE                         AGE       SINCE             EXPERIENCE DURING THE PAST FIVE YEARS
        -------                         ---     --------            -------------------------------------


 Robert A. Armitage                      49       1995     Partner in the Washington office of Vinson & Elkins
                                                           since 1993.  Prior to joining Vinson & Elkins, he was
                                                           employed by the Upjohn Company in Kalamazoo, Michigan,
                                                           where he served as Vice President, Corporate Patents
                                                           and Trademarks, from 1983 to 1993. He is a past
                                                           chairman of the Patent Committee of the Pharmaceutical
                                                           Research and Manufacturers of America, Intellectual
                                                           Property Committee of the National Association of
                                                           Manufacturers, and the Intellectual Property Law
                                                           Section of the State Bar of Michigan; a former member
                                                           of the board of directors of Intellectual Property
                                                           Owners; and a past president of the American
                                                           Intellectual Property Law Association and Association
                                                           of Corporate Patent Counsel.

 Jurgen Drews, M.D.                      64       1998     Member of the Executive Committee of the Company.
                                                           Member of the Executive Committee of the Roche Group,
                                                           Hoffmann-La Roche, Inc., from 1986 until his
                                                           retirement in 1998.  Dr. Drews also served as
                                                           President, Global Research for the Roche Group from
                                                           1996 until 1998.  He was President, International
                                                           Research and Development at the Roche Group from 1991
                                                           until 1996.  Before joining Roche in 1985, Dr. Drews
                                                           was Head of International Pharmaceutical Research and
                                                           Development of Sandoz, LTD., in Basel, Switzerland.
                                                           Dr. Drews' board memberships include Protein Design
                                                           Labs, Inc., of Mountain View, CA and MorphoSys GmbH as
                                                           well as Genomics Pharmaceutical Company, both in
                                                           Munich, Germany.

 James B. Wyngaarden, M.D.               73       1993     Professor of Medicine and Sr. Associate Dean,
                                                           International Programs, University of Pennsylvania
                                                           Medical Center, 1995-1997.  Foreign Secretary,
                                                           National Academy of Sciences and Institute of Medicine
                                                           and Associate Vice Chancellor for Health Affairs at
                                                           Duke University, 1990 to 1994.  Served as Director of
                                                           the National Institutes of Health from 1982 to 1989
                                                           and as Associate Director for Life Sciences, Office of
                                                           Science and Technology Policy, Executive Office of the
                                                           President from 1989 to 1990.  From 1990 to 1991,
                                                           served as Director of Human Genome Organization.
                                                           Serves as Director of Hybridon Inc. and Magainin
                                                           Pharmaceuticals, Inc. Author of approximately 250
                                                           scientific publications.

DIRECTORS CONTINUING IN OFFICE.

          DIRECTORS WHOSE TERM WILL EXPIRE AT THE 1999 ANNUAL MEETING:

 James H. Cavanaugh, Ph.D.               61       1992     President of HealthCare Investment Corp.  since 1989
                                                           and a general partner of HCP III, the general partner
                                                           of HCV III, and HCP IV, the general partner of HCV IV,
                                                           and a general partner of HealthCare Partners I, L.P.
                                                           ("HCP I") and HealthCare Partners II, L.P. ("HCP II"),
                                                           the general partners of HealthCare Ventures I, L.P.
                                                           ("HCV I") and HealthCare Ventures II, L.P. ("HCV II"),
                                                           respectively.  Served as President of SmithKline &
                                                           French Laboratories - U.S. from March 1985 to February
                                                           1989 and as President of SmithKline Clinical
                                                           Laboratories from 1981 to 1985.  Serves as a director
                                                           of several healthcare and biotechnology companies,
                                                           including MedImmune, Inc., and Shire Pharmaceuticals
                                                           Group, PLC.  Served as a director of the
                                                           Pharmaceutical Manufacturers Association, Unihealth
                                                           America and the Proprietary Association.

 Max Link, Ph.D.                         57       1995     Member of the Executive Committee of the Company.  Dr.
                                                           Link has held a number of executive positions with
                                                           pharmaceutical and healthcare companies.  Most
                                                           recently, he served as Chief Executive Officer of
                                                           Corange Limited, from May 1993 until June 1994.  Prior
                                                           to joining Corange Limited, Dr. Link served in a
                                                           number of positions within Sandoz Pharma Ltd.,
                                                           including Chief Executive Officer from 1987 until
                                                           April 1992, and Chairman from April 1992 until May
                                                           1993.  Dr. Link currently serves on the board of
                                                           directors of Access Pharmaceuticals, Alexion
                                                           Pharmaceuticals, Cell Therapeutics, CyrRx Corporation,
                                                           Discovery Labs, Procept, Inc. and Protein Design Labs,
                                                           Inc.  Dr. Link received his doctorate in Economics
                                                           from the University of St. Gallen.

 Craig A. Rosen, Ph.D.                   40       1992     Senior Vice President of Research and Development and
                                                           Director of the Company. Employed by the Roche
                                                           Institute of Molecular Biology from 1987 to December
                                                           1992, serving as Chairman of the Department of Gene
                                                           Regulation from 1991 to December 1992 and in varying
                                                           positions in the Department of Molecular Oncology and
                                                           Virology from 1987 to 1991.  Member of the board and
                                                           chairman of the scientific advisory council for the
                                                           American Foundation for Aids Research from 1990 to
                                                           1995.  Dr. Rosen currently serves on the board of
                                                           Vascular Genetics Inc.  Author of approximately 100
                                                           publications and an editorial board member of several
                                                           scientific publications.

 Beverly Sills Greenough                 68       1993     Member of the Audit Committee. Chairman of the Lincoln
                                                           Center for the Performing Arts since 1994. Managing
                                                           Director of the Metropolitan Opera in New York, a
                                                           position held since 1991.  President of the New York
                                                           City Opera Board from 1989 to 1990.  Served as General
                                                           Director of the New York City Opera Company from 1979
                                                           to 1989.  Serves on the Boards of Directors of
                                                           American Express Company,  Inc. and Time Warner, Inc.

          DIRECTORS WHOSE TERM WILL EXPIRE AT THE 2000 ANNUAL MEETING:


 William A. Haseltine, Ph.D.             53       1993     Chairman of the Board, Chief Executive Officer, and
                                                           member of the Executive Committee of the Company.
                                                           Consultant to the Company from December 1992 until May
                                                           1993.  Member of the faculty of Harvard Medical School
                                                           and the Dana Farber Cancer Institute from 1976 to May
                                                           1993.  Member of the faculty of the Harvard School of
                                                           Public Health from 1977 to May 1993 and Chief of Human
                                                           Retrovirology at the Dana Farber Cancer Institute from
                                                           1988 to May 1993.  A founder of several biotechnology
                                                           companies.  A Scientific Advisor to HealthCare
                                                           Investment Corporation, LLP ("HIC") since 1987.
                                                           Author of approximately 250 scientific publications.

 Melvin D. Booth                         53       1995     President, Chief Operating Officer, and member of the
                                                           Executive Committee of the Company.  He has been
                                                           President, Chief Operating Officer and director of the
                                                           Company since July 1995.  Prior to this time, Mr.
                                                           Booth was with Syntex Corporation and its subsidiaries
                                                           from 1975 to 1995.  Mr. Booth was the President of
                                                           Syntex Laboratories, Inc. from 1993 to 1995 and served
                                                           as a Vice President of Syntex Corporation from 1992 to
                                                           1995.  From 1992 to 1993 he served as the President of
                                                           Syntex Pharmaceuticals Pacific.  From 1991 to 1992 he
                                                           served as an area Vice President of Syntex, Inc.  From
                                                           1986 to 1991 he served as the President of Syntex,
                                                           Inc., Canada.  He has been active in U.S.
                                                           pharmaceutical industry organization and is also a
                                                           past Chairman of the Pharmaceutical Manufacturers
                                                           Association of Canada.  Mr. Booth currently serves on
                                                           the board of Neoprobe Corporation.  Mr. Booth holds a
                                                           Certified Public Accountant Certificate.

 Robert D. Hormats                       55       1996     Vice Chairman of Goldman Sachs (International) since
                                                           1987.  Served in various capacities with Goldman Sachs
                                                           (International) since 1982.  Served as a Senior Staff
                                                           Member for International Economic Affairs on the
                                                           National Security Council from 1974 to 1977.  Served
                                                           as Senior Deputy Assistant Secretary for Economic and
                                                           Business Affairs at the Department of State from 1977
                                                           to 1979, Ambassador and Deputy U.S. Trade
                                                           representative from 1979 to 1981 and Assistant
                                                           Secretary of State for Economic and Business Affairs
                                                           from 1981 to 1982.  Appointed by President Clinton in
                                                           1993 to the Board of the Russian-American Enterprise
                                                           Fund (now the U.S. Russia Investment Fund).

 Alan G. Spoon                           46       1998     Member of the Executive Committee of the Company.
                                                           President of The Washington Post Company since
                                                           September 1993.  Served as Chief Operating Officer and
                                                           Director of The Washington Post Company since May
                                                           1991.  Held several positions at The Washington Post
                                                           Company since 1982, including President of Newsweek
                                                           from September 1989 to May 1991.  From 1987 to 1989,
                                                           he was Chief Financial Officer of the Washington Post
                                                           Company.  From 1984 to 1987 he was responsible for
                                                           marketing and finance at The Washington Post
                                                           newspaper.  Prior to joining The Washington Post
                                                           Company, Mr. Spoon was a partner with The Boston
                                                           Consulting Group.  His other board memberships
                                                           include:  American Management Systems Inc., The
                                                           International Herald Tribune and the Smithsonian's
                                                           National Museum of Natural History.

         Robert A. Armitage is serving as the director of the Company designated by SmithKline Beecham Corporation ("SmithKline Beecham") pursuant to the terms of the Series B Convertible Preferred Stock Purchase Agreement (the "SB Stock Purchase Agreement"). SmithKline Beecham's right to designate a nominee for director continues until the termination for certain specified reasons as defined in that certain Collaboration Agreement between the Company and SmithKline Beecham (the "SB Collaboration Agreements," and, together with the SB Stock Purchase Agreement, the "SB Collaboration Agreements") or the later of (i) expiration of the initial research term under the SB Collaboration Agreement or (ii) the date on which SmithKline Beecham beneficially owns less than 5% of the Company's Common Stock (on a fully diluted basis). For a description of the SB Collaboration Agreement, see "EXECUTIVE COMPENSATION AND OTHER MATTERS--Certain Relationships and Related Transactions."

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

         The Board of Directors met 4 times during 1997. No director has attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he was a member during 1997. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

         The Executive Committee, currently consisting of Drs. Haseltine, Link, and Drews and Messrs. Booth and Spoon, has the authority to act on most matters during the intervals between Board meetings. The Executive Committee held five regular and two telephonic meetings during 1997.

         The Audit Committee, currently consisting of Ms. Sills Greenough and Messrs. Hormats and Johnston, provides the opportunity for direct contact between the Company's independent public accountants and the Board of Directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held 1 meeting during 1997.

         The Compensation Committee, currently consisting of Dr. Link and Messrs. Hormats and Spoon, determines all compensation paid or awarded to the Company's executive officers and senior officers (those with the rank of vice president or above) and administers the Company's 1993 Incentive and Non-Qualified Stock Option Plan and the 1994 Stock Option Plan, for which all employees and certain non-employees are eligible. The Compensation Committee held 12 meetings during 1997.

         The Nominating Committee, currently consisting of Drs. Haseltine and Cavanaugh and Mr. Johnston, is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board. The committee will consider nominees for Board membership recommended by stockholders. Any stockholder wishing to propose a nominee may submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information. The Nominating Committee held 1 meeting during 1997.


IDENTIFICATION OF EXECUTIVE OFFICERS

         Set forth below is certain information regarding the positions and business experience of each executive officer of the Company who is not also a director of the Company.

Executive officer                      Age         Positions
-----------------                      ---          --------

Susan Bateson McKay                     43         Susan Bateson McKay has served as Vice President, Human Resources and Safety, of the Company since January 1997.  Prior to joining the Company, Ms. Bateson McKay served as Director of Human
                                                   Resources and Administration at Finnegan, Henderson, Farabow,
                                                   Garrett & Dunner, L.L.P., from May 1994 to December 1996.  From
                                                   1983 to 1994, Ms. Bateson McKay was employed by J.P. Morgan &
                                                   Co., Incorporated and was appointed Vice President, Human
                                                   Resources in 1985.  Ms. Bateson McKay holds a masters degree in
                                                   Business Administration from New York University.

James H. Davis, Ph.D., J.D.             47         James H. Davis has served as Senior Vice President, General
                                                   Counsel and Secretary of the Company since May 1997. From 1995 to
                                                   1997, Dr. Davis was of counsel to the Washington D.C. law firm of
                                                   Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P.  Prior to
                                                   this time, Dr. Davis served in a number of capacities with the agricultural biotechnology company, Crop Genetics International, including General Counsel from 1988 to 1995, Vice President of
                                                   Research and Development from 1990 to 1995, Secretary from 1990 to 1995, and a member of the Board of Directors from 1992 to
                                                   1995.  Prior to joining Crop Genetics, Dr. Davis was a partner in the

                                                   Washington, D.C. office of Weil, Gotshal & Manges.  Dr. Davis holds a doctorate degree in Organic and Theoretical Chemistry from the California Institute of Technology and a law degree from the University of Virginia.

Arthur M. Mandell                       45         Arthur Mandell has served as Senior Vice President, Business
                                                   Development of the Company since March 1997.  Mr. Mandell was most recently a Principal of the consulting firm, ZS Associates, and General Manager of the West Coast office located in Menlo
                                                   Park, California.  Prior to joining ZS Associates in 1995, Mr.
                                                   Mandell spent over 13 years at Syntex Corporation where he held a number of senior management positions in strategic planning, business development, new product planning, product marketing, and financial management, including Regional Vice President overseeing Business Development and Market Planning for the
                                                   Pacific Rim, Mexico, and Canada.  Prior to joining the
                                                   pharmaceutical industry, Mr. Mandell was at Intel Corporation in
                                                   Silicon Valley where he developed budgeting processes, material planning systems, and decision support modes for finance and engineering.

Steven C. Mayer                         44         Steven C. Mayer has served as Senior Vice President and Chief
                                                   Financial Officer since September 1996.  Prior to joining the
                                                   Company, Mr. Mayer was Vice President and Chief Financial Officer
                                                   of GenVec, Inc., an early-stage gene therapy company from 1995 to
                                                   1996.  From 1991 to 1995,  he served as Vice President
                                                   (subsequently Senior Vice President) and Chief Financial Officer
                                                   of TheraTech, Inc.  Mr. Mayer holds a masters degree in Business
                                                   Administration from Stanford University.


PROPOSAL 2 - APPROVAL OF AMENDMENTS TO THE 1994 STOCK OPTION PLAN

         On February 11, 1998, the Board of Directors approved an amendment (the "Amendment") to the 1994 Stock Option Plan of Human Genome Sciences, Inc., as amended, (the "1994 Plan"), contingent upon approval by the stockholders at the Annual Meeting. The amendment increases the number of shares of Common Stock available for issuance under the 1994 Plan from 3,450,000 to 5,950,000. As of February 28, 1998, 3,053,368 shares of Common
Stock are subject to outstanding options issued and 45,334 options are available for grant (before the increase pursuant to the Amendment). In addition, the Company maintains a 1993 Stock Option Plan, under which 153,889 shares of Common Stock are subject to outstanding options issued and 83,150 options are available for grant. The purpose of the 1994 Plan, as amended, is to enable the Company to attract, retain, and motivate the best available individuals to serve as officers and employees of the Company and as members of its Board of Directors.

     The 1994 Plan, as amended, provides for the issuance of options covering up to 5,950,000 shares of Common Stock, subject to appropriate adjustments in the event of stock splits, stock dividends, and similar dilutive events. Options may be granted under the 1994 Plan to all employees, non-employee directors, independent contractors, and consultants of the Company in the discretion of the Compensation Committee. As of February 28, 1998, there were approximately 353 employees of the Company and 6 others eligible for such grants.

         Options granted may be either "incentive stock options" (as defined in Section 422 of the Internal Revenue Code (the "Code")) or nonqualified stock options. The exercise price of each option is determined by the Compensation Committee at the time of the grant, provided that the exercise price of options may not be less than the fair market value of the Company's Common Stock on the date of the grant.

         The term of each option and the increments in which it is exercisable are determined by the Compensation Committee, provided that no option may be exercised (i) more than ten years after the date of the grant, (ii) more than three months after termination of an optionee's employment or other relationship with the Company, or (iii) more than 12 months after an optionee's death or disability. In addition, if an optionee owns more than Ten Percent (10%) of the total voting power of all classes of the Company's stock at the time the individual is granted an incentive stock option, the exercise price per share cannot be less than One Hundred Ten Percent (110%) of the fair market value on the date of the grant, and the term of the incentive stock option cannot exceed five years from the date of the grant. The Compensation Committee may provide that certain options will become exercisable in increments based primarily or exclusively on the attainment of certain performance goals. No option may be granted under the 1994 Plan more than ten years after the date of the adoption of the 1994 Plan. The options are non-transferable during the life of the option holder.

         Upon the occurrence of certain events, including the acquisition by another corporation or person of shares of Common Stock representing more than Eighty Percent (80%) of the voting power of the Common Stock or a sale of substantially all the property of the Company, the options granted under the 1994 Plan will become fully exercisable for a period of time determined by the Company and will terminate if not exercised within that period of time, unless separate provision is made by the successor for their continuance. The Company's Compensation Committee is currently reviewing this provision and may recommend changes which would provide for accelerated vesting of options under certain other circumstances, including the acquisition by a person or a group of "control" of the Company, and which would not result in the termination of the exercise period.

         The Company intends that the 1994 Plan qualify as a plan described in Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934 (the "Exchange Act"). Grants of options under the 1994 Plan will therefore be exempt from the short-swing profit rules of Section 16(b) of the Exchange Act. The 1994 Plan may be amended by the Board of Directors, consistent with Rule 16b-3, and the 1994 Plan specifically authorizes the Board of Directors to make any amendment deemed necessary or advisable to ensure that incentive stock options and nonqualified stock options continue to be treated as such, respectively, under all applicable laws.

         Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR approval of the Amendment to the 1994 Plan.


PROPOSAL 3 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent public accountants for the fiscal year ending December 31, 1998, subject to the ratification of such appointment by the stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and is expected to make a statement and to be available to respond to appropriate questions from stockholders. Ernst & Young LLP currently serves as the Company's independent public accountants.

         Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of Ernst & Young, LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1998.


                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF DIRECTORS

         In 1997, each director who was not an employee of the Company, a consultant to the Company, or associated with a collaborator of the Company, was eligible to receive a director's fee of $25,000 per year. Other directors received no compensation for their services to the Company as directors. Each non-employee director is also entitled to receive (i) an automatic grant of options to purchase 10,000 shares of Common Stock on the date that each non-employee director is first elected or appointed as a director and (ii) an annual automatic grant of an option to purchase 2,000 shares of Common Stock. All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION

         The employees named in the following table were the Company's Chief Executive Officer and the four highest-paid executive officers during 1997 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                    Annual Compensation                       Long-Term Compensation
                                            --------------------------------------   -----------------------------------------
                                                                                               Awards
                                                                                     -------------------------
                                                                                     Restricted
                                                                     Other Annual      Stock                        All Other
                                            Salary(1)   Bonus      Compensation(2)   Awards(3)      Options(4)    Compensation
  Name and Principal Position      Year        ($)       ($)             ($)            ($)           (#)            ($)
------------------------------------------------------------------------------------------------------------------------------
William A. Haseltine, Ph.D.       1997       349,503   150,000         69,486(5)                     500,000
Chief Executive Officer           1996       330,000   150,000         68,637(5)
                                  1995       300,000   120,000         75,040(5)

Melvin D. Booth                   1997       324,327   125,000         34,119(6)                      75,000
President and                     1996       300,000   125,000
    Chief Operating Officer       1995       132,692    60,000        506,913(6)                     300,000

Craig A. Rosen, Ph.D.             1997       274,443   120,000                                        75,000
Sr. Vice President                1996       252,600   100,000                                        45,000
                                  1995       235,000    70,000                                        50,000

Arthur M. Mandell(7)              1997       150,000    66,620        173,562                        170,000
Sr. Vice President

Steven C. Mayer(8)                1997       195,000    65,000                                        25,000
Sr. Vice President                1996        48,750    20,000                                       150,000

-----------------

(1) Includes amounts earned but deferred at the election of the executive, such as salary deferrals under the Company's 401(k) Plan established under
     Section 401(k) of the Internal Revenue Code.

(2) As permitted by rules promulgated by the Securities and Exchange Commission, no amounts are shown with respect to certain perquisites (such as car and housing allowances), where such amounts do not exceed the lesser of (i) 10% of the sum of the salary and bonus of the Executive Officer, or (ii) $50,000.

(3) No dividends were paid on stock or restricted stock for the fiscal years ended December 31, 1995, 1996 and 1997.

(4)  The Company has awarded no Stock Appreciation Rights.

(5) These amounts include $52,134, $51,285 and $58,650 in imputed interest for 1997, 1996 and 1995 respectively, on an interest-free loan to Dr. Haseltine. See --Loans to Executive Officers.

(6) On July 17, 1995, Mr. Booth joined the Company as President and Chief Operating Officer. As an incentive for him to take the position, he was given a $60,000 sign-on payment. Additionally, the Company paid $423,725 related to relocation costs. The 1997 Other Compensation is for car allowances.

(7) Joined the Company on March 17, 1997. Other Annual Compensation includes $173,562 for relocation costs and other compensation related to his joining the Company.

(8)  Joined the Company on September 23, 1996.


         The following table sets forth information concerning grants to the Named Executive Officers of options to purchase shares of the Company's Common Stock.


                                                     OPTIONS GRANTED IN 1997

                                                        Individual Grants
                                 --------------------------------------------------------

                                                Percent of        Exercise
                                               total options       price                          Potential realizable
                                              granted to all        per                         value at assumed annual
                                  Options      employees in        share       Expiration         rates of stock price
      Name                          (#)         fiscal year         ($)           date          appreciation for option
                                                                                                        term(1)
                                                                                                  5%($)          10%($)
---------------------------      --------     --------------      ---------    ----------       ------------------------
William A. Haseltine, Ph.D.       150,000           9%               41.00      1/21/2002       1,699,132      3,754,637
                                  150,000           9%               70.00      1/21/2004          -0-         1,484,610
                                  200,000          12%              100.00      1/21/2007          -0-         1,268,688

Melvin D. Booth                    75,000           5%               39.50     12/16/2007       1,863,100      4,721,462

Craig A. Rosen, Ph.D.              75,000           5%               39.50     12/16/2007       1,863,100      4,721,462

Arthur M. Mandell                 150,000           9%               36.75      3/17/2007       3,466,782      8,785,505
                                   20,000           1%               39.50     12/16/2007         496,827      1,259,057

Steven C. Mayer                    25,000           2%               39.50     12/16/2007         621,033      1,573,821


-----------------
(1) The assumed annual rates of stock price appreciation of 5% and 10% are required by the Securities and Exchange Commission to be used for illustration purposes and are not intended to forecast possible future appreciation, if any, of the Company's stock.

         The following table sets forth information with respect to option exercises by and year-end values during 1997 for the Named Executive Officers.



                                         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND OPTION VALUES AT END OF FISCAL YEAR



                                                                        Number of unexercised        Value of unexercised
                                    Shares                                     options                in-the-money options
                                   acquired                              at fiscal year-end            at fiscal year-end
                                      on              Value                (Exercisable/                 (Exercisable/
         Name                      exercise         Realized               unexercisable)              unexercisable)(1)
                                       #               ($)                       (#)                          ($)
---------------------------       ---------         --------            ---------------------        ---------------------
William A. Haseltine, Ph.D.          None             None                    None/500,000                   None/None

Melvin D. Booth                      None             None                 100,000/275,000            1,525,000/3,068,750

Craig A. Rosen, Ph.D.                3,000           119,588                63,522/155,000            1,260,545/  751,750

Arthur M. Mandell                    None             None                  20,000/150,000               60,000/  395,000

Steven C. Mayer                      None             None                  36,250/138,750               72,500/  233,750

------------------
(1) Value is based on the difference between the stock option exercise price and the closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1997 of $39.75 per share.


EMPLOYMENT AGREEMENTS

         In February 1997, the Company entered in an employment agreement with Dr. Haseltine that superseded his May 1993 employment agreement. The employment agreement is for an initial term expiring in February 2000 and will automatically extend for additional one-year periods unless terminated by either party four months prior to the end of the applicable term. The employment agreement provides that Dr. Haseltine is entitled to an annual base salary of $350,000 ($365,000 as of January 1, 1998), and an annual bonus as determined by the Board of Directors and an annual car allowance. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Haseltine will be entitled to severance equal to his base salary for a period of 24 months. The Company sold to Dr. Haseltine 661,160 shares of restricted Common Stock on May 18, 1993 at a purchase price of $.20 per share. The shares of Common Stock sold to Dr. Haseltine vested in equal annual installments over a four-year period that commenced on May 11, 1993.
All of the shares are subject to rights of first refusal by the Company on sale (at a price per share equal to $1.13 less than the price of the proposed sale).

         In June 1995, the Company entered into an employment agreement with Mr. Booth in which he agreed to serve as President and Chief Operating Officer of the Company. The Company may terminate the agreement at any time and upon termination without cause, Mr. Booth will be entitled to receive base salary until the earlier of (i) eighteen months after termination of employment, or
(ii) until Mr. Booth commences other regular, full-time employment. The agreement provides that Mr. Booth is entitled to an annual base salary, as determined by the Board of Directors ($340,000 as of January 1, 1998), an annual bonus of up to 35% of base salary, and an annual car allowance. The Company paid Mr. Booth a sign-on payment of $60,000. The Company paid Mr. Booth relocation costs of $423,725 in connection with his relocation to Maryland.

         In October 1992, the Company entered into an employment agreement with Dr. Rosen in which Dr. Rosen agreed to serve as Senior Vice President, Research and Development of the Company. The employment agreement was for an initial term that ended in October 1995 and has been and will be automatically extended for additional one-year periods unless terminated by either party prior to the end of the applicable term. Dr. Rosen is entitled to an annual base salary, as determined by the Board of Directors ($287,000 as of January 1, 1998), an annual bonus of between 10% and 20% of his base salary, and an annual car allowance. The Company may terminate the employment agreement without cause, and upon such termination, Dr. Rosen will be entitled to receive three months' base salary. In April 1993, pursuant to the agreement, the Company sold to Dr. Rosen 140,977 shares of restricted Common Stock at a purchase price of $.01 per share. All of the shares are subject to rights of first refusal by the Company on sale (at a price per share equal to $.19 less than the price of the proposed sale).

         In January 1997, the Company entered into an employment agreement with Mr. Mandell in which Mr. Mandell agreed to serve as Senior Vice President, Business Development of the Company. Mr. Mandell is entitled to an annual base salary, as determined by the Board of Directors ($204,000 as of January 1, 1998) and an annual bonus of up to 30% of base salary. Upon termination without cause or upon a constructive termination, Mr. Mandell will be entitled to receive base salary until the earlier of (i) 12 months after termination of employment, or (ii) commencement of other regular full-time employment. The Company paid Mr. Mandell relocation costs and other compensation of $173,562 in connection with his relocation to Maryland.

         In August 1996, the Company entered into an employment agreement with Mr. Mayer in which Mr. Mayer agreed to serve as Senior Vice President and Chief Financial Officer of the Company. Mr. Mayer is entitled to an annual base salary, as determined by the Board of Directors ($209,000 as of January 1, 1998) and an annual bonus of up to 30% of base salary. Upon termination without cause or upon a constructive termination, Mr. Mayer will be entitled to receive base salary until the earlier of (i) 12 months after termination of employment, or (ii) commencement of other regular full-time employment.

         In April 1997, the Company entered into an employment agreement with Dr. Davis in which Dr. Davis agreed to serve as Senior Vice President, General Counsel and Secretary of the Company. Dr. Davis is entitled to an annual base salary, as determined by the Board of Directors ($214,000 as of January 1, 1998) and an annual bonus of up to 30% of base salary. Upon termination without cause, Dr. Davis will be entitled to receive base salary until the earlier of (i) 12 months after termination of employment or (ii) commencement of other regular full-time employment.

         On February 13, 1997, the Company entered into a retirement agreement (the "Retirement Agreement") with Bradley Lorimier, a former director and senior vice president of the Company. Pursuant to the Retirement Agreement, Mr. Lorimier: (i) resigned as a director or the Company; (ii) retired as an employee of the Company as of June 30, 1997; (iii) received a performance based bonus of $25,000 for the period beginning January 1, 1997 and ending June 30, 1997; and (iv) was engaged by the Company as a part-time consultant for a one year period expiring June 30, 1998 for compensation of $50,000. In addition, the Retirement Agreement accelerated the vesting of options to acquire 40,000 shares of the Company's Common Stock previously granted to Mr. Lorimier and extended the period of time during which Mr. Lorimier can exercise the options to ninety days following the expiration of Mr. Lorimier's consulting period with the Company. Prior to the commencement of the Retirement Agreement, the Company and Mr. Lorimier had been parties to an employment agreement entered into in March 1994 for a term ending March 1997. This employment agreement provided Mr. Lorimier with an annual base salary to be determined by the Board of Directors ($250,000 as of January 1, 1997) and an annual performance-based bonus of between $50,000 and $100,000. Mr. Lorimier received a salary of $130,635 for his 1997 employment with the Company as an executive officer under this employment agreement.

LOANS TO EXECUTIVE OFFICERS

         In November 1993, the Board of Directors authorized the extension of an interest-free loan (the "Loan") to Dr. Haseltine, in an amount up to $1,000,000, to enable Dr. Haseltine to pay certain tax liabilities relating to his purchase of Common Stock in May 1993. The Loan was made on December 29, 1993 and was evidenced by a promissory note dated March 4, 1994 in the original amount of $872,845, replacing a promissory note dated December 29, 1993 (as replaced, the "Note"). The principal amount of the Loan was increased to $891,488 on December 16, 1994. The Loan was secured initially by 114,472 shares of issued and outstanding Common Stock of the Company, with a market value at that time equal to 200% of the principal sum of the loan (the "Collateral") and is now secured by 64,252 shares of Common Stock. The Loan is repayable in full on the earliest to occur of (i) twenty business days after demand for repayment has been made by the Company, (ii) twenty business days after Dr. Haseltine's employment has been terminated, (iii) on the date Dr. Haseltine defaults on the Note, and (iv) December 29, 2003. Dr. Haseltine is required to prepay the Loan in full, or in some instances, in part, if he sells any of the Collateral.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         From January 1, 1997 until July 16, 1997, the Compensation Committee consisted of James Cavanaugh, Joshua Ruch and Donald D. Johnston as Chairman. After the Board of Directors made new committee assignments, from July 16, 1997 through the end of 1997, the Compensation Committee consisted of Robert Hormats, Joshua Ruch and Max Link as Chairman. Alan G. Spoon replaced Mr. Ruch on February 11, 1998, when Mr. Ruch retired from the Board of Directors. None of the members of the Compensation Committee is a current or former officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") consists entirely of non-employee directors. The Committee determines all compensation paid or awarded to the Company's executive officers and approves the Company's overall compensation policies.

         The Committee's goals are to attract and retain an executive management team that is capable of taking full advantage of the Company's opportunities, and to provide incentives for outstanding performance. In arriving at an initial compensation offer to an individual, the Committee considers determinants of the individual's market value, including experience, education, accomplishments and reputation, as well as the level of responsibility to be assumed, in relation to the market value of such qualifications and industry standards. When determining subsequent adjustments to an individual's compensation package, the Committee also evaluates the importance to stockholders of that person's continued service. This is a judgment process, exercised by the Committee with the advice of Company management and a compensation consultant.

         The executive officers' compensation structure consists of: (i) base salary, (ii) cash bonus and (iii) stock options.

         Base Salary. Each individual's base salary is determined by the Committee after considering a variety of factors that make up market value and prospective value to the Company, including the knowledge, experience and accomplishments of the individual, the individual's level of responsibility, and the typical compensation levels for individuals with similar credentials. The Committee may change the salary of an individual on the basis of its judgment for any reason, including the performance of the individual or the Company, changes in responsibility, and changes in the market for executives with similar credentials.

         Cash Bonus. Bonuses are awarded for accomplishments during the past year. Bonuses are determined by the Committee with advice from Company Management, based upon the Committee's assessment of the individual's contributions during the year, compared to, but not limited to, a list of
individualized goals previously approved by Management and the Committee.   In
determining bonuses for the fiscal year ended December 31, 1997, the Committee considered in addition to the individualized goals, the successful completion of the Company's March 1997 public offering, preparation of plans and financing for a process development and manufacturing facility, continued progress within collaborations previously established and establishment of new collaborations, progress in defining possible therapeutic proteins for internal development or out-licensing, preparation of investigational new drug applications for two therapeutic proteins and further additions to the Company's intellectual property and to its capability to convert this to product development programs.

         Stock Options. Stock options are prospective incentives, aimed at keeping and motivating key people by letting them share in the value they create for stockholders. They are awarded at times deemed appropriate by the Committee in amounts calculated to secure the full attention and best efforts of executives on whose future performance the Company's success will depend. Executive officers other than the C.E.O. (discussed below) received options on 551,000 shares in 1997, including initial awards to certain of these executive officers.

         Chief Executive Officer's Compensation. The Committee awarded Dr. Haseltine a bonus of $150,000 for the fiscal year ended December 31, 1997. In addition, effective January 1, 1998, Dr. Haseltine's base salary was increased from $350,000 per year to $365,000 per year. The bonus and increase in salary are based on the Committee's assessments of Dr. Haseltine's role in the Company's performance in 1997, and on the continuing growth in his responsibilities. Under Dr. Haseltine's leadership, the Company's capabilities and opportunities were significantly enhanced by initiating collaborations which multiply the potential for converting the Company's discoveries into products on a timely basis. At the same time, the Company has negotiated rights to internal development of selected products, and has made considerable progress in evaluating their potential. Organizational development is keeping pace with the expanding opportunities.

         The final installment of Dr. Haseltine's 1,162,887 shares of founder's stock vested during the first half of 1997. In view of Dr. Haseltine's importance to the Company's accomplishments thus far and his demonstrated ability to provide the scientific and business leadership the Company needs for the future, the Committee decided to develop a stock option program for Dr. Haseltine which would offer him the potential for substantial equity growth, as attractive as that which he has earned in the Company's early years, if the stock price increases enough to reward stockholders even more. With the advice of a leading compensation consultant, the Committee estimated the option awards Dr. Haseltine would receive over the next 5 years under a program typical of the Company's peers, assuming continued top performance, and aggregated them into a single grant on January 21, 1997, of options on 500,000 shares of Company common stock. The terms are as follows:

         150,000 shares           at market price ($41 as of January 21, 1997)
                                  for 5 years, vesting at the rate of 25% per
                                  year.
         150,000 shares           at $70 per share (71% over market price as of
                                  January 21, 1997) for 7 years, vesting at the
                                  rate of 20% per year.
         200,000 shares           at $100 per share (144% over market value as
                                  of January 21, 1997) for 10 years, vesting at the rate of 16 2/3% per year.

         In December 1997, the Committee again reviewed Dr. Haseltine's stock options in light of the Company's successful completion of a third public offering which raised an additional $112 million to support the Company's ongoing research and development efforts and in light of the considerable progress the Company had achieved in development of its therapeutic protein product candidates. Because of these achievements, and based on the advice of a leading compensation consultant, the Committee decided to grant, effective January 2, 1998, additional options for 120,000 shares at fair market value as of January 2, 1998. The grant was made effective as of January 1998 to insure the deductibility of executive compensation.

         Compensation Deduction Limit. The Committee has considered the $1 million limit on deductible executive compensation that is not performance based, and believes all executive compensation expenses will be deductible by the Company for the foreseeable future.

                                            Compensation Committee



                                            Max Link, Chairman
                                            Robert D. Hormats
                                            Alan G. Spoon



PERFORMANCE GRAPH

         As part of the proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a comparison of the cumulative total stockholder return on its Common Stock with that of a broad equity market index and either a published industry index or a company-constructed peer group index. The following graph compares the performance of the Company's Common Stock for the periods indicated with the performance of the Nasdaq U.S. Stock Market Total Return Index (the "TRI") and the Nasdaq Pharmaceutical Index (the "NPI"). The comparison assumes $100 was invested on December 2, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends. In its 1997 Proxy Statement, the Company used an index composed of peer issuers selected by the Company (the "Peer Index") instead of the NPI and the Company used the Standard & Poor's Composite Index of 500 Stocks (the "S&P 500") instead of the TRI. The Company has elected to use the NPI and TRI this year because it believes that these indices are a more relevant measure of cumulative performance. In accordance with the rules and regulations of the Commission, however, both the Peer Index and the S&P 500 are included in the following performance graph for 1997.(1) In future years, the Peer Index and the S&P 500 will no longer be included.

                     TOTAL RETURN INDEX PERFORMANCE GRAPH
                            PRICES INDEXED TO 100

                HGS             S&P 500 Indust  Nasdaq  Nasdaq
                Close           Close   Index   US      Pharma
12/02/93        12.00   100.00  100.00  100.00  100.00  100.00
      93        17.75   147.92  101.21  101.24  102.79  101.80
      94        14.75   122.92  102.55   91.25  100.48   76.62
      95        38.25   318.75  141.09  168.35  142.10  140.17
      96        40.75   339.58  173.48  169.40  174.77  140.58
      97        39.75   331.25  231.36  183.33  214.47  145.27

----------------

(1) The current composition of the Peer Index is: Advanced Tissue Science, Alfacell Corp., AMBI Inc., American Biogenetic SCI, Amgen Inc., Anergen Inc., Anika Therapeutics Inc., Aphton Corp., Ariad Pharmaceuticals, AutoImmune Inc., Avax Technologies Inc., Aviron, Biocryst Pharmaceuticals, Biogen Inc., Biomatrix Inc., Biomira Inc., Biotime Inc., Cel-Sci Corp., Cerus Corporation, Chrysalis Internat. Corp., Corxa Corp., Creative Biomolecules, Cryolife Inc., Cypress Biosciences Inc., Cytotherapeutics Inc., Cytrx Corporation, Diacrin Inc., Discovery Labs I, Embrex Inc., Enzon Inc., Galagen Inc., GeneMedicine Inc., Genta Incorporated, Genzyme Corp., Genzyme Tissue Repair, Genzyme Transgenics Corp., Gilead Sciences Inc., Gliatech Inc., Heska Corp., IDEC Pharmaceuticals CP, IGI Inc., Imclone Systems Inc., Immunex Corp., Immune Response Corp., Integra Lifesciences CP, Interferon Sciences Inc., La Jolla Pharmaceutical, Lifecore Biomedical Inc., LXR Biotechnology Inc., Magainin Pharmaceuticals, Martek Biosciences Corp., Medarex Inc., MedImmune Inc., NABI Inc., Neurex Corp. CL A, North Amer. Vaccine, Northfield Laboratories, Novavax Inc., NPS Pharmaceuticals Inc., Nyer Medical Group, ONYX Pharmaceuticals Inc., Oravax Inc., Oxigene Inc., Procept Inc., Progen Industries Ltd., Progenitor, Inc., Protein Design Labs Inc., Qiagen NV, Repligen Corp., RIBI Immunochem Res Inc., Sangstat Medical Corp., Senetek PLC ADR, Serologicals Corp., Somatogen Inc., Sparta Pharmaceuticals, Sugen Inc., Symbollon CP CL A, Tageted Genetics CP, Techne Corp., Texas Biotechnology Corp., Titan Pharmaceutical Inc., Transend Therapeutics, Transkaryotic Therapies, Trega Biosciences, Inc., Vical Inc., Vion Pharmaceuticals Inc., Viragen (Europe) LTD, Viragen Inc., Virus Research Institute, Zonagen Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         SmithKline Beecham was a 5% beneficial stockholder of the Company in 1997. In addition, SmithKline Beecham has a right to designate a nominee to the Board of Directors of the Company under the SB Stock Purchase Agreement. See PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING - ELECTION OF DIRECTORS.
The Company has agreed to use its best efforts to elect SmithKline Beecham's nominee for director as a Director of the Company. This year, SmithKline Beecham's nominee, Mr. Armitage, is standing for reelection to the Board. In addition, SmithKline Beecham is also entitled to a right of first refusal to purchase new shares of Common Stock in any issuance of equity securities by the Company, other than issuances of certain excluded securities (all as defined in the SB Stock Purchase Agreement), in amounts which would not enable it to exceed its percent ownership of the Company as of the execution date of the SB Collaboration Agreement. SmithKline Beecham waived this right of first refusal in connection with the Company's public offerings. These rights continue until the expiration of the initial research term (as defined in the SB Stock Purchase Agreement) or termination of the Collaboration Agreements between the Company and SmithKline Beecham for certain reasons.

         In May 1993, the Company entered into the SB Collaboration Agreements pursuant to which SmithKline Beecham was granted certain exclusive rights to develop and commercialize therapeutic and diagnostic products within certain designated fields based on human genes discovered by the Company. The SB Collaboration Agreements were amended in 1996. Pursuant to the SB Collaboration Agreements, as amended, SmithKline Beecham has paid to the Company an aggregate of $125 million, including $55.1 million which was allocated to the purchase of an aggregate of 1,351,738 shares of Common Stock of the Company.

         The SB Collaboration Agreements provide that SmithKline Beecham and the Company will share equally in any license fees paid under agreements with third-party pharmaceutical companies, and that the Company will receive all royalties and research support payments under such agreements and provide certain other royalty and marketing arrangements.

         In July 1997, the SB Collaboration Agreements were further amended with respect to the field of human diagnostic products (the "SB Diagnostic Amendment"). The SB Diagnostic Amendment streamlined the procedures for outlicense by SmithKline Beecham of diagnostic products based on the Company's technology and specified a royalty on diagnostic products sold by SmithKline Beecham or its licensees. The SB Diagnostic Amendment also permits the Company to develop and market diagnostic tests that support its own therapeutic products, if SmithKline Beecham is not already developing and marketing such a diagnostic test, and provides for an initial research term that continues through June 2001, and may be extended by SmithKline Beecham for up to five additional years by making certain payments and provided that the SB Diagnostic Amendment is also extended for a commensurate period of time.

         The Company believes that the transactions referred to above have been, and will in the future continue to be, on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                             ADDITIONAL INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and to provide the Company with copies of such reports. The Company has reviewed such reports received by it and written representations from its directors and executive officers. Based solely on such review, the Company believes that during fiscal year 1997 all filing requirements were complied with.

OTHER MATTERS

         The Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON APRIL 1, 1998, AND TO EACH BENEFICIAL OWNER OF STOCK ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 9410 KEY WEST AVENUE, ROCKVILLE, MARYLAND 20850-3338, ATTENTION INVESTOR RELATIONS OFFICE. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.


PROPOSALS FOR THE 1999 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Rockville, Maryland not later than December 19, 1998 for inclusion in the proxy statement for that meeting.


                                            By Order of the Board of Directors,


                                            JAMES H. DAVIS,  Secretary

April 15, 1998

         THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                           HUMAN GENOME SCIENCES, INC.

                                 MAY 20, 1998


                                      /\ PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED /\

 A [X]      PLEASE MARK YOUR
            VOTES AS IN THIS
            EXAMPLE.

                FOR all nominees                   WITHHOLD           MANAGEMENT RECOMMENDS A VOTE FOR THE
                listed to the right               AUTHORITY           NOMINEES FOR DIRECTOR LISTED BELOW
                (except as written to     TO VOTE FOR ALL NOMINEES
                the contrary below)          LISTED TO THE  RIGHT


 1. To elect          [  ]                           [  ]    NOMINEES:     Robert A. Armitage
    3 directors.                                                           James B. Wyngaarden, M.D.
                                                                           Jurgen Drews, M.D.
To withhold authority to vote for any nominee(s), write
the name(s) of the nominee(s) below:

-------------------------------------------------------

-------------------------------------------------------

-------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.
                                                                      FOR     AGAINST   ABSTAIN
2. To approve an amendment to the Company's 1994 Stock Option Plan.   [ ]       [ ]       [ ]

3. To ratify the selection of Ernst & Young, LLP as the Company's     [ ]       [ ]       [ ]
   independent public accountants for the fiscal year ending
   December 31, 1998.

4. To act upon such other matters which may properly come before the Annual
   Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE
ELECTION OF THE NOMINEES INDICATED AND FOR THE OTHER PROPOSALS.

The undersigned hereby acknowledges receipt of a copy of the Company's 1997
Annual Report and Notice of Annual Meeting and Proxy Statement relating to such
Annual Meeting. The undersigned revokes all proxies heretfore given for said
Annual Meeting or any adjournment(s) thereof.

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed within the United States.

SIGNATURE(S)                                         DATE
            --------------------------------------       -----------------------------
NOTE: Please sign exactly as your name appears hereon. If the shares are registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should give their full titles. If a signatory is a corporation, please give the full corporate name and have a duly authorized officer sign, stating his or her title. If a signatory is a partnership, please sign in partnership name by an authorized person.


                         HUMAN GENOME SCIENCES, INC.

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 1998

        The undersigned hereby appoints WILLIAM A. HASELTINE, Ph.D. and JAMES H. DAVIS, PhD., J.D. and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Human Genome Sciences, Inc. (the "Company") to be held at the University of Maryland System, Shady Grove Center, 9640 Gudelsky Drive, Rockville, Maryland 20850-3480, on May 20, 1998 at 9:00 a.m., local time, and at any adjournments thereof, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE
REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES INDICATED AND FOR THE OTHER PROPOSALS.

                          (CONTINUED ON OTHER SIDE)